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                                                                    EXHIBIT 10.5



                          ACCELERATED NETWORKS, INC.
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                FEBRUARY 24, 1999

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                           ACCELERATED NETWORKS, INC.
                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                FEBRUARY 24, 1999


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                                TABLE OF CONTENTS

                                                                                          PAGE
1.      AUTHORIZATION AND SALE OF SHARES...................................................1
        1.1    Authorization...............................................................1
        1.2    Agreement to Purchase and Sell..............................................1

2.      CLOSING DATE; DELIVERY.............................................................1
        2.1    The Closing.................................................................1
        2.2    Delivery....................................................................1

3.      COMPANY REPRESENTATIONS AND WARRANTIES.............................................2
        3.1    Organization and Standing...................................................2
        3.2    Capitalization..............................................................2
        3.3    Subsidiaries................................................................3
        3.4    Due Authorization...........................................................3
        3.5    Valid Issuance of Stock.....................................................3
        3.6    Financial Statements; Absence of Changes....................................4
        3.7    Title to Properties and Assets..............................................4
        3.8    Intellectual Property.......................................................4
        3.9    Material Contracts and Obligations..........................................5
        3.10   Litigation..................................................................5
        3.11   Governmental Consents.......................................................5
        3.12   Third Party Consents........................................................6
        3.13   Compliance with Other Instruments...........................................6
        3.14   Disclosure..................................................................6
        3.15   Registration Rights.........................................................6
        3.16   Tax Matters.................................................................6
        3.17   Tax Elections...............................................................6
        3.18   Shareholders, Directors and Officers........................................7
        3.19   Employees...................................................................7
        3.20   Permits.....................................................................7
        3.21   Employee Benefit Plans......................................................7
        3.22   Year 2000 Compliance........................................................

4.      REPRESENTATIONS AND WARRANTIES OF INVESTOR.........................................8
        4.1    Due Authorization...........................................................8
        4.2    Investigation...............................................................8
        4.3    Purchase for Own Account....................................................8
        4.4    Exempt from Registration....................................................8
        4.5    Economic Risk...............................................................9
        4.6    Restricted Securities.......................................................9
        4.7    Restrictive Legends.........................................................9
        4.8    Further Limitations on Disposition..........................................9
        4.9    Governmental Consents......................................................10
        4.10   Third Party Consents.......................................................10

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                                TABLE OF CONTENTS (continued)

                                                                                          PAGE
5.      CONDITIONS TO INVESTOR'S OBLIGATIONS AT THE CLOSING...............................10
        5.1    Representations and Warranties Correct; Performance of Obligations.........10
        5.2    Performance................................................................10
        5.3    Amendment to Articles and Bylaws...........................................10
        5.4    Opinion of Company's Counsel...............................................11
        5.5    Compliance Certificate.....................................................11
        5.6    Proceedings and Documents..................................................11
        5.7    Investors' Rights Agreement................................................11
        5.8    Voting Agreement...........................................................11
        5.9    Authorizations.............................................................11
        5.10   Approval of the Managing Board of Siemens..................................11
        5.11   No Material and Adverse Matters Discovered.................................11

6.      CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING................................11
        6.1    Representations and Warranties.............................................12
        6.2    Payment of Purchase Price..................................................12
        6.3    Restated Articles Effective................................................12
        6.4    Investors' Rights Agreement................................................12
        6.5    Voting Agreement...........................................................12
        6.6    Board of Directors Approval................................................12

7.      MISCELLANEOUS.....................................................................12
        7.1    Governing Law..............................................................12
        7.2    Survival...................................................................12
        7.3    Successors and Assigns.....................................................12
        7.4    Entire Agreement...........................................................13
        7.5    Notices....................................................................13
        7.6    Amendments and Waivers.....................................................13
        7.7    Delays or Omissions........................................................13
        7.8    Each Party to Bear Own Costs...............................................13
        7.9    Third Parties..............................................................14
        7.10   Finder's Fees..............................................................14
        7.11   Titles and Subtitles.......................................................14
        7.12   Counterparts...............................................................14
        7.13   Severability...............................................................14
        7.14   Confidentiality............................................................14

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                          TABLE OF CONTENTS (CONTINUED)

Exhibits
    A   - Restated Articles of Incorporation
    B   - Investors' Rights Amendment
    C   - Schedule of Exceptions
    D   - Amended and Restated Voting Agreement
    E   - List of Security Holders
    F   - Form of Opinion


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                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

This Series C Preferred Stock Purchase Agreement ("Agreement") is made this 24th day of February 1999, by and between Accelerated Networks, Inc., a California corporation (the "Company"), and Siemens AG, a corporation organized under the laws of Germany (the "Investor").

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.       AUTHORIZATION AND SALE OF SHARES

        1.1 Authorization. As of the Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, Eight Million Eight Hundred Forty-Five Thousand Six Hundred Forty-Eight (8,845,648) shares of the Company's Series C Preferred Stock, $.001 par value, having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company attached to this Agreement as Exhibit A (the "Restated Articles").

        1.2 Agreement to Purchase and Sell.

        (a) The Closing. Subject to the terms and conditions hereof, at the Closing, the Company will issue and sell to Investor, and Investor will purchase from the Company, 8,845,648 shares of Series C Preferred Stock at a price of $3.3915 per share.

        (b) Payment of Purchase Price for Shares. All shares of Series C Preferred Stock to be sold to Investor pursuant to this Agreement are hereinafter referred to collectively as the "Shares." The aggregate purchase price for the Shares shall be Thirty Million dollars ($30,000,000). The parties acknowledge that Investor has previously paid to the Company the sum of Two Million dollars ($2,000,000) (the "Deposit") pursuant to that certain Memorandum of Terms for a Strategic Investment in Accelerated Networks, Inc. (the "Memorandum of Terms") dated February 5, 1999 between the Company and Investor. The Deposit shall be applied to the aggregate purchase price, and Investor shall pay Twenty-Eight Million dollars ($28,000,000) to the Company by way of wire transfer of immediately available funds.

2.       CLOSING DATE; DELIVERY

        2.1 The Closing. The purchase and sale of the Shares pursuant to Paragraph 1.2(a) shall be held at the offices of Brobeck, Phleger & Harrison LLP in Irvine, California, on March 7, 1999, or at such other time and place prior to March 7, 1999 as the Company and Investor may mutually agree upon in writing (the "Closing").

        2.2 Delivery. The Company will deliver to Investor a certificate representing the shares to be purchased by Investor against payment of the amount required by Section 1.2(b).

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3.       COMPANY REPRESENTATIONS AND WARRANTIES

        The Company hereby represents and warrants to Investor that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") attached to this Agreement as Exhibit C (which Schedule of Exceptions shall be deemed to be representations and warranties to Investor), the statements in the following paragraphs of this Section 3 are all true and correct:

        3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California, and is in good standing under such laws. The Company has all corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification except where failure to be so qualified would have a material adverse effect on its financial condition, business or operations. The Company has made available to Investor true, correct and complete copies of its Articles of Incorporation and Bylaws.

        3.2 Capitalization. Immediately prior to the Closing (and after the filing of the Restated Articles with the California Secretary of State), the authorized capital stock of the Company will consist of (i) Seventy-Five Million (75,000,000) shares of Common Stock, of which Nine Million Three Hundred Twenty-Five Thousand (9,325,000 ) shares are issued and outstanding, and (ii) Thirty-One Million Nine Hundred Forty-Five Thousand Six Hundred Forty-Eight (31,945,648) shares of Preferred Stock, of which (A) Eleven Million Five Hundred Thousand (11,500,000) shares have been designated Series A Preferred Stock, Eleven Million Two Hundred Twenty Thousand (11,220,000) of which shares are issued and outstanding, (B) Eleven Million Six Hundred Thousand (11,600,000) shares have been designated Series B Preferred Stock, Eleven Million Five Hundred Eighty-Four Thousand Eight Hundred Forty-Eight (11,584,848) of which shares are issued and outstanding and (C) Eight Million Eight Hundred Forty-Five Thousand Six Hundred Forty-Eight (8,845,648) shares have been designated Series C Preferred Stock, all of which may be sold to Investor pursuant to this Agreement. The Company has reserved Eight Million Eight Hundred Forty-Five Thousand Six Hundred Forty-Eight (8,845,648) additional shares of its Common Stock for possible issuance upon the conversion of the Shares (the "Conversion Shares"). After the filing of the Restated Articles with the California Secretary of State, except for (i) the conversion privileges of the Shares, the Company's Series A Preferred Stock and the Company's Series B Preferred Stock,
(ii) the rights provided in the Restated Investors' Rights Agreement dated as of May 15, 1998, among the Company and certain of its shareholders, as amended by an amendment (the "Investors' Rights Amendment") in the form attached hereto as Exhibit B (as so amended, the "Investors' Rights Agreement"), and (iii) the Six Million (6,000,000) shares of Common Stock authorized for issuance under the Company's 1997 Stock Option/Stock Issuance Plan (the "Plan"), of which Two Million Four Hundred Twenty-Five Thousand (2,425,000) shares have been issued and are outstanding pursuant to the exercise of options and Two Million Six Thousand Seven Hundred Twenty (2,006,720) shares are issuable upon exercise of outstanding options, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company. All shares are duly authorized, validly issued, fully paid and nonassessable and have been issued by the Company in compliance with the registration requirements of securities laws. Apart from the

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exceptions noted in this Paragraph 3.2, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. Attached to this Agreement as Exhibit E is a complete list of all outstanding shareholders, option holders and other security holders of the Company as of the time immediately prior to the Closing (and after the filing of the Restated Articles with the California Secretary of State, other than option exercises which may occur between the date hereof and the Closing).

        3.3 Subsidiaries. The Company has no subsidiaries and does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

        3.4 Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders, necessary for the sale and issuance of the Shares and the Conversion Shares and the performance of the Company's obligations under this Agreement, the Investors' Rights Agreement and the Voting Agreement (as defined herein) has been taken or will be taken prior to the Closing. This Agreement and the Investors' Rights Agreement are valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. The Shares are not subject to any preemptive rights or rights of first refusal pursuant to any agreement or commitment of the Company. The execution, delivery and performance by the Company of this Agreement and compliance herewith and the sale and issuance of the Shares and Common Stock issuable upon conversion of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or federal law to which the Company is subject, the Company's Articles of Incorporation or Bylaws, each as amended, or any provision of any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, the breach of or default under which would have a material adverse effect upon the business or operations of the Company, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon issuance, will be validly issued, fully paid and nonassessable.

        3.5 Valid Issuance of Stock. The outstanding capital stock of the Company are, and the Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be, duly and validly issued, fully paid and nonassessable and are and will be free of any liens or encumbrances created by the Company. The Conversion Shares have been duly and validly reserved for issuance, are not subject to any preemptive rights or rights of first refusals and upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable.

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        3.6 Financial Statements; Absence of Changes. The Company has made available to Investor its audited financial statements at December 31, 1997 and for the fiscal year then ended, its unaudited financial statements at December 31, 1998 and for the fiscal year then ended (each dated February 22, 1999) and its unaudited interim financial statements at January 29, 1999 and for the one month period then ended (each dated February 22, 1999) (collectively, the "Financial Statements"). Except that the unaudited interim Financial Statements do not contain footnotes and are subject to normal year end adjustments, the Financial Statements (i) are complete and correct in all material respects and
(ii) accurately set out and describe in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to January 29, 1999 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, are not individually or in the aggregate in excess of $300,000 or otherwise material to the financial condition or operating results of the Company. The audited financial statements, which will be available following the Closing, will not be different in any material respect from the unaudited Financial Statements at December 31, 1998 and for the fiscal year then ended. Since January 29, 1999, there has not been (i) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company; (ii) any resignation or termination of employment of any key officer of the Company; (iii) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; (iv) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; (v) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or (vi) any other event or condition of any character which is reasonably likely to materially and adversely affect the assets, financial condition, properties, operating results or business of the Company.

        3.7 Title to Properties and Assets. The Company has good and marketable title to its properties and assets held in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind, except such mortgage, pledge, lien, encumbrance, security interest or charge that arises in the ordinary course of business and does not materially impair the Company's ownership or use of such property. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the Company's knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

        3.8 Intellectual Property. To the Company's knowledge (but without having conducted any special investigation or patent search), the Company has sufficient title, license and/or ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. Except for the agreements with its own employees or consultants referenced in Paragraph 3.9 and licensing agreements entered into by the Company in the ordinary course of its business, there are no outstanding options, licenses, or agreements of the Company relating to the foregoing, and the Company is not a party

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or bound by any options, licenses or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Neither the Company; nor to its knowledge any of its employees, has received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company warrants that to the actual knowledge of its executive officers, no employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his obligation to use his best efforts to promote the interests of the Company or that would conflict with the Company's business. Reasonable security measures have been taken to protect the secrecy, confidentiality and value of the proprietary information referred to in this Section 3.8.

        3.9 Material Contracts and Obligations. The Company has made available to counsel for Investor accurate copies of all agreements, contracts, leases, licenses, instruments, commitments, indebtedness, liabilities and other obligations, written or to the knowledge of the Company, oral, absolute or contingent, to which the Company is a party or by which it is bound that are (i) material to the conduct and operations of its business and properties; (ii) involve any of the officers, consultants, directors, employees or shareholders of the Company; or (iii) obligate the Company to share, license or develop any product or technology (except licensing agreements entered into by the Company in the ordinary course of its business). All employees of the Company have executed a "Proprietary Information and Inventions Agreement" concerning non-disclosure of confidential information and assignment of inventions to the Company in a form previously delivered to counsel for Investor. For purposes of this Paragraph 3.9, "material" shall mean any agreement, contract, indebtedness, liability or other obligation committing either party in an amount in excess of $50,000.

        3.10 Litigation. There are no actions, proceedings or investigations pending or, to the Company's knowledge, threatened, against or affecting the Company or its property, that, either in any case or in the aggregate, might result in any material adverse change in the business, prospects, condition, affairs or operations of the Company or in any of its properties or assets, in any material impairment of the right or ability of the Company to carry on its business as now conducted and as proposed to be conducted, or in any change in the current equity ownership of the Company, and none that questions the validity of this Agreement or any action taken or to be taken in connection herewith.

        3.11 Governmental Consents. Except for filings of (i) the Restated Articles of Incorporation of the Company with the Secretary of the State of California and (ii) notices required or permitted to be filed with certain federal and state securities commissions (which the Company agrees to timely file), no consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. Based in part on the representations of Investor set forth in Paragraph 4 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended

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(the "Securities Act"), and have been qualified or are exempt from qualifications under all applicable state securities qualification requirements.

        3.12 Third Party Consents. Except as set forth above in Section 3.11, all third party consents, approvals, orders or authorizations required to be obtained by the Company in connection with the consummation of the transactions contemplated herein have been obtained.

        3.13 Compliance with Other Instruments. The Company is not in violation, breach or default of any term of its Articles of Incorporation or Bylaws or, in any material respect, of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable and material to the Company. The execution, delivery and performance of, and compliance with, this Agreement and the consummation of the transactions contemplated hereby will not result in any such. violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both,
(i) a default under the Company's Articles of Incorporation or Bylaws, or under any agreement or contract of the Company, (ii) to the Company's knowledge, a violation of any statutes, laws, regulations or orders, or (iii) an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

        3.14 Disclosure. No representation or warranty by the Company in this Agreement or in any written statement or certificate signed by the President of the Company furnished pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits to state a material fact, in each case which would cause the statements made herein or therein in the light of the circumstances under which they were made to be materially misleading. The minute books of the Company provided to the Investor contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. The Company believes in good faith that the assumptions made by the Company in preparing the 1999 Business Plan and any financial projections previously provided to Investor were reasonable when made.

        3.15 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any person or entity any rights (including piggy-back registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

        3.16 Tax Matters. To the Company's knowledge, the Company has no unpaid federal, state, county or local taxes. There have been no examinations or audits of any tax returns or reports of the Company by any applicable federal, state or local governmental agency. The Company has duly filed all federal, state, county and local tax returns required to have been filed by it and paid all taxes shown to be due on such returns. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

        3.17 Tax Elections. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or

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collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the
Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material adverse affect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

        3.18 Shareholders, Directors and Officers. To the actual knowledge of the Company's executive officers and without any inquiry of any of the following individuals, none of the officers or directors or significant employees or consultants of the Company, has, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company, other than holdings of less than 1% of publicly-held entities.

        3.19 Employees. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. There is neither pending nor, to the Company's knowledge, threatened any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof, with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company does not have any collective bargaining agreement covering any of its employees. No employee of the Company has an employment agreement or a severance arrangement with the Company and such employees are employed on an "at will" basis.

        3.20 Permits. To the Company's knowledge, the Company has such material permits, licenses, franchises, authorizations and clearances of governmental or regulatory authorities ("Permits") as are necessary to own its properties and to conduct its business as presently conducted. The Company has fulfilled and performed all its material obligations with respect to its Permits, and no event has occurred that allows or would allow revocation or termination thereof or results or would result in any other material impairment of the rights of the Company.

        3.21 Employee Benefit Plans. To the Company's knowledge, the Company is and has been in compliance with all applicable laws, rules and regulations relating to employment and employment practices, terms and conditions of employment, wages and hours and the provisions of all laws or rules or regulations applicable to any employee benefit compensation, stock option or other similar plan, maintained or contributed to by it for the benefit of its employees, the failure of which would have a material adverse effect on the Company and its financial position. There are no claims (other than routine claims for benefits) pending or threatened with respect to any of such plans or arrangements.

        3.22 Year 2000 Compliance.

        To the Company's knowledge, (a) all Calendar-Related processing by its products of Date Data or of any System Date will not cause its products to cease to operate substantially in accordance with their specifications, (b) all data fields for the Date Data contained in its products are four-digit fields capable of indicating century and millennium, and (c) no change in the

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System Date (including the change from the year 1999 to the year 2000) will cause its products to cease to operate substantially in accordance with their specifications. Notwithstanding any provision to the contrary set forth in this Agreement, the Company makes no representation or warranty with respect to its products operating in conjunction with any computer software, computer firmware, computer hardware, or any combination of the foregoing supplied by third parties. As used in this Section 3.22, the following terms shall have the meanings set forth below:

        "Calendar-Related" refers to date values based on the Gregorian calendar as defined in Encyclopedia Britannica, 15th edition, 1982, page 602, and to all uses of those date values described in the Company's product specifications.

        "Date Data" means any Calendar-Related data in the inclusive range January 1, 1900 through December 31, 2050 that the Company's products use in any manner.

        "System Date" means any Calendar-Related date value in the inclusive range from January 1, 1985 through December 31, 2035 (including the transition between such values) that the Company's products will be able to use as their current date while operating.

4.      REPRESENTATIONS AND WARRANTIES OF INVESTOR

        Investor represents and warrants to the Company as follows:

        4.1 Due Authorization. All corporate action on the part of Investor, and its officers, directors, partners and shareholders, necessary for the purchase of the Shares and the performance of Investor's obligations under this Agreement, the Investors' Rights Agreement and the Voting Agreement (as defined herein) has been taken or will be taken prior to the Closing. This Agreement and the Investors' Rights Agreement are valid and binding obligations of Investor enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

        4.2 Investigation. Investor acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with the Company's officers. Investor further acknowledges having had access to information about the Company that it has requested or considers necessary for purposes of purchasing the Shares.

        4.3 Purchase for Own Account. The Shares that Investor will purchase hereunder and the Conversion Shares issuable upon conversion of such Shares will be acquired by such Investor, not as a nominee or agent, and not with a view to or in connection with the distribution of any part thereof within the meaning of the Securities Act. Investor is an "accredited investor" within the meaning of Regulation D of the Securities Act.

        4.4 Exempt from Registration. Investor understands that the Shares and the Conversion Shares (collectively, the "Securities") will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the

Securities Act, and that the reliance of the Company on such exemption is predicated in part on Investor's representations set forth in this Agreement.

        4.5 Economic Risk. Investor acknowledges that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

        4.6 Restricted Securities. Investor understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that, in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless (i) adequate information concerning the Company is then available to the public,
(ii) such Investor has held the Securities for the applicable holding period specified in Rule 144 and (iii) all other terms and conditions of Rule 144 are satisfied.

        4.7 Restrictive Legends. It is understood that each certificate representing (i) the Shares, (ii) the Conversion Shares, and (iii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend that may now or hereafter be required by applicable federal or state law):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, THE AVAILABILITY OF CERTAIN EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS, OR DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED."

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN RESTATED INVESTORS' RIGHTS AGREEMENT, AS AMENDED, AND THAT CERTAIN AMENDED AND RESTATED VOTING AGREEMENT, AS AMENDED, COPIES OF WHICH MAY BE OBTAINED BY THE HOLDER, UPON REQUEST AND WITHOUT CHARGE, AT THE PRINCIPAL OFFICE OF THE CORPORATION."

        4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Shares or Conversion Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4, the Investors' Rights Agreement and the Voting Agreement; provided, and to the extent, this Section and such agreements are then applicable, and:

        (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

        (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel from Investor for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances and will not require opinions of counsel in transactions involving the transfer or distribution of the Shares by Investor to any direct or indirect subsidiary, parent or affiliate of Investor.

        4.9 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any U.S., federal or state governmental authority on the part of Investor required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing.

        4.10 Third Party Consents. All third party consents, approvals, orders or authorizations required to be obtained by Investor in connection with the consummation of the transactions contemplated herein have been obtained.

5.      CONDITIONS TO INVESTOR'S OBLIGATIONS AT THE CLOSING

        The obligation of Investor to purchase the Shares at the Closing is subject to the fulfillment to the satisfaction of Investor on or prior to the Closing of the following conditions:

        5.1 Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Agreement.

        5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

         5.3 Amendment to Articles and Bylaws. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders and shall have been duly filed with and accepted by the California Secretary of

State. The Company's bylaws shall have been amended to provide that the Company's Board of Directors shall be comprised of not less than 5 nor more than 8 directors.

        5.4 Opinion of Company's Counsel. Investor shall have received from counsel to the Company, an opinion, in substantially the form attached hereto as Exhibit F addressed to Investor, dated the date of Closing.

        5.5 Compliance Certificate. At the Closing there shall have been delivered to Investor a certificate, dated as of such date of Closing, signed by the Company's President certifying that the conditions specified in Paragraphs
5.1 and 5.2 of this Agreement have been fulfilled.

        5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Investor, and Investor shall have received all such counterpart originals or certified or other copies of such documents as Investor may reasonably request.

        5.7 Investors' Rights Agreement. The required parties shall have executed the Investors' Rights Amendment, and the Investors' Rights Agreement shall be in full force and effect.

        5.8 Voting Agreement. The required parties shall have executed an Amended and Restated Voting Agreement dated as of February 24, 1999 among the Company and certain of its shareholders (the "Voting Agreement") in substantially the form attached hereto as Exhibit D, and the Voting Agreement shall be in full force and effect.

        5.9 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body (including, without limitation, federal and state securities commissions) that are required in connection with the lawful issuance and sales of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

        5.10 Approval of the Managing Board of Siemens. The purchase of the Company's Series C Preferred Stock pursuant to this Agreement shall have been approved by the Managing Board of Directors of Siemens AG, and Investor shall have obtained all other necessary board approvals.

        5.11 No Material and Adverse Matters Discovered. There shall have been no material adverse change in the business, prospects, condition, affairs or operations of the Company or in any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted and as proposed to be conducted.

6.      CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING

        The obligations of the Company under this Agreement are subject to the fulfillment at or before the Closing of the following conditions:

        6.1 Representations and Warranties. The representations and warranties of Investor contained in Section 4 hereof shall be true as of the Closing with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Agreement.

        6.2 Payment of Purchase Price. Investor shall have delivered to the Company the remaining purchase price for the Shares as set forth in Section 1.2
(b) hereof.

        6.3 Restated Articles Effective. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the California Secretary of State.

        6.4 Investors' Rights Agreement. The required parties shall have executed the Investors' Rights Amendment, and the Investors' Rights Agreement shall be in full force and effect.

        6.5 Voting Agreement. The required parties shall have executed the Voting Agreement, and the Voting Agreement shall be in full force and effect.

        6.6 Board of Directors Approval. The Company's Board of Directors and shareholders shall have approved the sale of the Company's Series C Preferred Stock pursuant to this Agreement.

7.      MISCELLANEOUS

        7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without regard to the conflict of law provisions thereof. All unresolved disputes arising under this Agreement shall be submitted to, and resolved exclusively by, arbitration to be held in Los Angeles County, California. The arbitration shall be conducted under the then-prevailing rules of the American Arbitration Association. The award of the arbitrator shall be binding and may be entered as a judgment in any court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its case. The costs of the arbitration, including the fees and expenses of the arbitrator, will be paid by the non-prevailing party, as determined by the arbitrator. This provision shall not be construed to prohibit either party from seeking preliminary or permanent injunctive relief in any court of competent jurisdiction

        7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for a period of two (2) years from the Closing.

        7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto. Investor may assign its rights and obligations under this Agreement to any affiliate or subsidiary of Investor. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        7.4 Entire Agreement. Except for the Memorandum of Terms and all obligations thereunder, which shall be unaffected by this Agreement and which shall remain in full force and effect until the Closing of this Agreement, this Agreement and the other documents and agreements referred to herein, constitute the entire understanding and agreement between the parties with regard to the subject matter hereof.

        7.5 Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to Investor, at Investor's address set forth below its signature, or at such other address as such Investor shall have furnished the Company in writing, or
(b) if to the Company, at its address as set forth below, or at such other address as the Company shall have furnished to Investor in writing.

        7.6 Amendments and Waivers. This Agreement and any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and holders of sixty-six and sixty-six hundredths percent (66.66 %) or more of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock issued under this Agreement. In no event shall the obligation of any Investor to purchase shares hereunder be increased, except upon the written consent of such Investor.

        7.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to Investor upon a breach or default of any party hereto under this Agreement shall impair any such right, power or remedy of the Company or Investor, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or Investor of a breach or default under this Agreement, or any waiver on the part of the Company or Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or Investor, shall be cumulative and not alternative.

        7.8 Each Party to Bear Own Costs. Except as otherwise provided in
Section 7.10, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Notwithstanding the foregoing, promptly after the Closing (and only if (i) this Agreement is executed on or prior to February 24, 1999, (ii) the Investor is prepared to consummate the Closing on or before March 1, 1999, and (iii) the Closing actually is consummated), the Company shall reimburse the Investor up to $15,000 for the reasonable fees and expenses of one special counsel to the Investor.

        7.9 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

        7.10 Finder's Fees.

        (a) The Company hereby agrees to indemnify and to hold Investor harmless of and from any liability for commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

        (b) Investor hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Investor, or any of its employees or representatives, is responsible.

        7.11 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        7.13 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

        7.14 Confidentiality. Each of the parties hereto agree that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish, or make accessible to anyone any confidential information, knowledge, or data concerning or relating to the business or financial affairs of the other party to which said party has been or shall become privy by reason of this Agreement, the Voting Agreement, discussions or negotiations relating to this Agreement, or the performance of its obligations hereunder; provided, the foregoing restrictions shall not apply to any information, knowledge or data which (a) is already in the public domain at the time of disclosure or becomes publicly available through no breach of this provision by said party; (b) was lawfully in said party's possession prior to receipt from the other party without obligation of confidentiality; (c) is received independently from a third party free to lawfully disclose such information to said party; (d) is subsequently independently developed by said party; or (e) is required to be disclosed by court order or applicable law.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                                  THE COMPANY:

                                  ACCELERATED NETWORKS, INC.

                                  By:  /s/ SURESH NIHALANI
                                      ------------------------------------------
                                           Suresh Nihalani, President

                                  Address: 301 Science Drive
                                           Moorpark, CA 93021


                                  INVESTOR:

                                  SIEMENS AG

                                  By:  /s/ THOMAS RAMBOLD
                                      ------------------------------------------
                                  Name & Title: Thomas Rambold, President

                                  By:  /s/ KARL-JAUCHIM VEIGEL
                                      ------------------------------------------
                                  Name & Title: Karl-Jauchim Veigel, CFO

                                  Address:    Hofmannstrasse 51, D-81359
                                              Munich, Germany
                                              Attention: Helmut Hoffman